UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 12, 2024
Date of Report (Date of earliest event reported):

AYTU BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 E. Union Avenue, Suite 920
Denver, CO 80237
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On June 12, 2024, Aytu BioPharma, Inc. (“Aytu” or the “Company”) entered into a Consent, Joinder and Amendment No. 5 to Loan and Security Agreement (the “Eclipse Consent, Joinder and Amendment”), by and among the Company, Neos Therapeutics, Inc., Neos Therapeutics Brands, LLC, Neos Therapeutics, LP,  Aytu Therapeutics, LLC, PharmaFab Texas, LLC and Cherry Creek Therapeutics, Inc. (collectively, the “Borrowers”), Innovus Pharmaceuticals, Inc., Semprae Laboratories, Inc. and Delta Prime Savings Club, Inc. (collectively, the “Aytu Obligors” and, together with the Borrowers, the “Obligors”), Eclipse Business Capital LLC (f/k/a Encina Business Credit, LLC), as agent, and the lenders party thereto (agent and such lenders, collectively, the “Eclipse Lender”). Pursuant to the Eclipse Consent, Joinder and Amendment, (i) the Eclipse Lender provided a term loan (the “Eclipse Term Loan”) in the principal amount of $13.0 million, at an interest rate of the secured overnight financing rate as administered by the SOFR Administrator (“SOFR”) plus 7.0%, with a four-year term and a straight-line loan amortization period of seven years, which would provide for a loan balance at the end of the four-year term of approximately $5.6 million to be repaid at maturity, (ii) the Eclipse Lender extended the revolving credit facility (the “Eclipse Revolving Loan”) maturity date to four years following the closing date of the Eclipse Consent, Joinder and Amendment and increased the potential maximum borrowing capacity to $14.5 million by entering into the Second Amended and Restated Revolving Note (the “Eclipse Revolving Note”), (iii) the Company, Cherry Creek Therapeutics, Inc., Aytu Therapeutics, LLC and PharmaFab Texas, LLC each joined as co-Borrowers under the Eclipse Term Loan and the Eclipse Revolving Loan and (iv) permitted the Company to use the proceeds of the Eclipse Term Loan, if the Company so chooses, towards repaying in full the Obligors’ debt obligations (the “Avenue Debt Obligations”) under the Loan and Security Agreement dated as of January 26, 2022, and as thereafter amended (the “Avenue Facility Agreement”) by and among the Obligors, each lender party thereto, and Avenue Capital Management II, L.P., as administrative agent and collateral agent for such lenders. In connection with entering into the Eclipse Consent, Joinder and Amendment, the Avenue Debt Obligations have been repaid and performed in full (other than contingent indemnification obligations that expressly survive the termination thereof).

The foregoing description of the Eclipse Consent, Joinder and Amendment, Eclipse Term Loan and the Eclipse Revolving Note are not complete and are qualified in their entirety by reference to the Eclipse Consent, Joinder and Amendment, the Eclipse Term Loan and the Eclipse Revolving Note filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01   Regulation FD Disclosure.

The Company issued a press release on June 18, 2024, announcing the transactions described herein, which is attached as Exhibit 99.1 to this report.

The information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01   Other Information.

As of June 18, 2024, the Company had 5,972,327 shares of common stock outstanding.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1*	Consent, Joinder and Amendment No. 5 to Loan and Security Agreement dated June 12, 2024, between the Company, the Obligors and lenders party thereto and Eclipse Business Capital LLC as agent
10.2	Term Loan Note dated June 12, 2024
10.3	Second Amended and Restated Revolving Note dated June 12, 2024
99.1	Press Release dated June 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*    Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that (1) the omitted information is not material and (2) the omitted information would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOPHARMA, INC.

Date: June 18, 2024	By:	/s/ Mark K. Oki
Mark K. Oki
Chief Financial Officer